Exhibit 99.2

NEWS RELEASE

Phillips 66 Partners Announces Private Placement of $750 Million Series A Perpetual Convertible Preferred Units and $300 Million Common Units

HOUSTON, Sept. 21, 2017 — Phillips 66 Partners LP (NYSE: PSXP) (the “Partnership”) announced that it has entered into an agreement to sell $750 million of newly issued Series A Perpetual Convertible Preferred Units (the “Preferred Units”) at a price of $54.27 per preferred unit and 6,304,204 common units at $47.59 per common unit in a private placement. The Preferred Units will pay a distribution of 5.0 percent per year for three years, and thereafter a distribution equal to the greater of 5.0 percent per year and the amount the Preferred Units would have received if converted into common units. The Preferred Units are generally convertible into PSXP common units on a one-for-one basis after, at the purchasers’ option, two years, and, at the Partnership’s option, three years, subject to certain conditions. Primary investors include funds managed by Stonepeak Partners LP, First Reserve and Tortoise Capital Advisors, L.L.C. The private placement is expected to close in early October 2017, subject to the satisfaction of customary closing conditions.

The Partnership expects to use a portion of the net proceeds from the offering to fund its announced acquisition of a 25 percent interest in each of Dakota Access, LLC and Energy Transfer Crude Oil Company, LLC (collectively, the “Bakken Pipeline”), and a 100 percent interest in Merey Sweeny, L.P. The Partnership expects to use the remaining proceeds for general partnership purposes, including funding of future acquisitions and organic projects and repayment of outstanding indebtedness.

The securities to be sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The Partnership has agreed to file one or more registration statements with the SEC for the resale of the Preferred Units, the common units, and the common units underlying the Preferred Units, sold in the private placement.

This news release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale of these securities would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Phillips 66 Partners

Headquartered in Houston, Texas, Phillips 66 Partners is a growth-oriented master limited partnership formed by Phillips 66 to own, operate, develop and acquire primarily fee-based crude oil, refined petroleum product and natural gas liquids pipelines and terminals and other transportation and midstream assets.

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CONTACTS

Jeff Dietert (investors)

832-765-2297

jeff.dietert@p66.com

Rosy Zuklic (investors)

832-765-2297

rosy.zuklic@p66.com

C.W. Mallon (investors)

832-765-2297

c.w.mallon@p66.com

Dennis Nuss (media)

832-765-1850

dennis.h.nuss@p66.com

CAUTIONARY STATEMENTS

This news release contains forward-looking statements as defined under the federal securities laws, including projections, plans and objectives. Although Phillips 66 Partners believes that expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond Phillips 66 Partners’ control. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, actual results may vary materially from what Phillips 66 Partners anticipated, estimated, projected or expected. The key risk factors that may have a direct bearing on the forward-looking statements are the accuracy of our assumptions used to estimate the benefits to be realized from the announced acquisition, our ability to successfully complete the acquisition and integrate the assets into our operations, and other factors as described in the filings that Phillips 66 Partners makes with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than as described. All forward-looking statements in this release are made as of the date hereof and Phillips 66 Partners undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.